UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015 (July 23, 2015)

JM GLOBAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 South Congress Avenue Suite 103 Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 900-3672

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 23, 2015, the registration statement on Form S-1 (File No. 333-204995) (the “Registration Statement”) for the initial public offering (“IPO”) of JM Global Holding Company (the “Company”) was declared effective by the Securities and Exchange Commission.  In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated July 23, 2015, between the Company and Cantor Fitzgerald & Co.;

●	An Investment Management Trust Account Agreement, dated July 23, 2015, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated July 23, 2015, between the Company and Continental Stock Transfer & Trust Company;

●	Unit Purchase Option, dated July 29, 2015, between the Company and Cantor Fitzgerald & Co.;

●	A Registration Rights Agreement, dated July 23, 2015, between the Company and certain security holders of the Company;

●	A Letter Agreement, dated July 23, 2015, by and among the Company and certain security holders, officers and directors of the Company; and

●	A Letter Agreement, dated July 23, 2015, by and among the Company, Cantor Fitzgerald & Co. and Zhong Hui Holding Limited.

On July 29, 2015, the Company consummated its IPO of 5,000,000 units (“Units”). Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one-half of one share of Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share).  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company has granted Cantor Fitzgerald & Co., the underwriter in the IPO (“Cantor”) a 45-day option to purchase up to 750,000 additional units to cover over-allotments, if any.

Item 3.02.  Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 250,000 Units (“Placement Units”) at a price of $10.00 per Placement Unit, generating total proceeds of $2,500,000.  The Placement Units, which were purchased by Zhong Hui Holding Limited (the “Sponsor”), are substantially similar to the Units sold in the IPO, except that (i) the Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the Company’s initial business combination (the “Business Combination”) and (ii) the warrants underlying the Placement Units (the “Placement Warrants”) (x) will be non-redeemable so long as they are held by the Sponsor or its permitted transferees and (y) may be exercisable on a cashless basis. If the Placement Warrants are held by holders other than the Sponsor, the Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Warrants included in the Units sold in the IPO.

In connection with the IPO, the Company also agreed to sell to Cantor (and/or its designees), for $100, an option to purchase up to a total of 400,000 Units exercisable at $10.00 per Unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus relating to the IPO. The Units issuable upon exercise of this option are identical to the Units sold in the IPO.

Item 5.03.  Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2015, the Company filed its Amended and Restated Certificate of Incorporation in the State of Delaware.  The terms of the foregoing are set forth in the Registration Statement and are incorporated herein by reference.

Item 8.01. Other Events.

A total of $52,500,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay working capital expenses and to pay any taxes or dissolution expenses, none of the funds held in the trust account will be released until the earlier of the completion of the Business Combination or the redemption of 100% of the Common Stock issued by the Company in the IPO if the Company is unable to consummate a Business Combination within 24 months from the closing of the IPO.

Copies of the press releases issued by the Company announcing the effectiveness of the Registration Statement and closing of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

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Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 23, 2015, between the Company and Cantor Fitzgerald & Co.

3.2	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 23, 2015.

4.4	Warrant Agreement, dated July 23, 2015, between Continental Stock Transfer & Trust Company and the Company.

4.5	Unit Purchase Option, dated July 29, 2015, between the Company and Cantor Fitzgerald & Co.

10.3	Letter Agreement, by and among the Company and security holders, officers and directors of the Company.

10.4	Investment Management Trust Account Agreement, dated July 23, 2015, between Continental Stock Transfer & Trust Company and the Company.

10.5	Registration Rights Agreement, dated July 23, 2015, between the Company and certain security holders.

10.13	Letter Agreement, dated July 23, 2015, by and among the Company, Cantor Fitzgerald & Co. and Zhong Hui Holding Limited.

99.1	Press Release, dated July 23, 2015, Announcing Effectiveness of IPO.

99.2	Press Release, dated July 29, 2015, Announcing Closing of IPO.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JM GLOBAL HOLDING COMPANY

Dated: July 29, 2015	By:	/s/ Tim Richerson
Name: Tim Richerson
Title: Chief Executive Officer

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